UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

DXC TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20408 Bashan Drive, Suite 231

Ashburn, Virginia 20147

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (703) 972-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	The New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2023, DXC Technology Company (the “Company”) announced that it has appointed Rob Del Bene to serve as Executive Vice President and Chief Financial Officer of the Company, effective June 15, 2023. Mr. Del Bene will succeed Ken Sharp, who is leaving the Company for personal reasons on September 15, 2023. Mr. Sharp will depart from the CFO role on June 1, 2023.

Mr. Del Bene, age 63, has served in various senior finance roles at IBM during the past 42 years. He most recently served as General Manager, IBM Technology Lifecycle Services. Prior to that, he served as Vice President and Controller from 2017 to 2023. Prior roles at IBM include General Manager, IBM Global Financing from 2014 to 2017; Vice President and Treasurer from 2011 to 2014; CFO, Global Sales and Distribution Groups from 2007 to 2011; CFO, Global Services Group from 2002 to 2007; CFO, Services in Asia Pacific (Japan) from 2001 to 2002, along with other senior roles.

Mr. Del Bene holds an MBA from Duke University and a BS in accounting from Pace University.

In connection with Mr. Del Bene’s appointment as the Company’s Chief Financial Officer, Mr. Del Bene will receive compensation that includes an annual base salary of $725,000 (subject to adjustment), annual bonus eligibility with a target amount of 125% of base salary and a cash sign-on bonus of $500,000. Mr. Del Bene will also receive equity awards each fiscal year with an aggregate value equal to 500% of base salary with termination-related vesting provisions consistent with those in the Company’s current award agreements, and an inducement equity grant in the form of restricted stock units (“RSUs”) with a grant-date value equal to $1,225,000, vesting subject to Mr. Del Bene’s continued employment in three equal installments on the first, second and third anniversaries of the grant date, and with terms and conditions generally consistent with those applicable to fiscal 2024 RSUs granted to other senior executive officers of the Company. Mr. Del Bene will generally be eligible to participate in employee benefit plans and programs maintained by the Company, including the Company’s Severance Plan for Senior Management and Key Employees.

Item 7.01	Regulation FD Disclosure

On May 18, 2023, the Company issued a press release in connection with the announcement of the appointment of Mr. Del Bene. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information provided under this Item 7.01, including Exhibit 99.1, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

All statements in this Item 7.01 that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, as updated in subsequent SEC filings, including the Company’s upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2023. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on May 18, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: May 18, 2023	By:	/s/ Zafar A. Hasan
	Name:	Zafar A. Hasan
	Title:	Senior Vice President, Deputy General Counsel and Board Secretary